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                                                                    Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 30, 2001 included in Avistar Communication Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP

San Jose, California
June 25, 2001